UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 13, 2010

BGC Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28191	13-4063515
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

499 Park Avenue, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 610-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Information required by this Item 1.01 is set forth under Item 8.01 below and is hereby incorporated by reference in response to this Item.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Information required by this Item 5.02 is set forth under Item 8.01 below and is hereby incorporated by reference in response to this Item.

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The annual meeting of stockholders of BGC Partners, Inc. (the “Company”) was held on December 13, 2010. The following matter was voted on at the annual meeting:

The stockholders elected all of the Board of Directors’ nominees for election as directors. The results of the vote taken were as follows:

Directors	For	Withheld	Broker Non-Votes
Howard W. Lutnick	286,265,961	10,476,302	29,688,768
John H. Dalton	286,283,746	10,458,517	29,688,768
Stephen T. Curwood	286,334,536	10,407,727	29,688,768
Barry R. Sloane	286,335,924	10,406,339	29,688,768
Albert M. Weis	286,294,872	10,447,391	29,688,768

ITEM 8.01.	OTHER EVENTS

On December 15, 2010, the Compensation Committee of the Board of Directors of the Company took the following actions with respect to the named executive officers of the Company:

With respect to Howard W. Lutnick, the Company’s Chief Executive Officer, the Compensation Committee approved a $9,750,000 award for 2010 under the Company’s Amended and Restated Incentive Bonus Compensation Plan (the “Incentive Plan”), payable $2,000,000 in cash and $7,750,000 in the form of 914,995 non-exchangeable PSUs, calculated by reference to the closing price of one share of the Company’s Class A Common Stock on December 13, 2010.

With respect to Shaun W. Lynn, the Company’s President, the Compensation Committee approved a $6,250,000 award to Mr. Lynn for 2010 under the Incentive Plan, payable $1,000,000 in cash and $5,250,000 in the form of 619,835 non-exchangeable PSUs, calculated by reference to the closing price of one share of the Company’s Class A Common Stock on December 13, 2010. The Compensation Committee further approved the sole Exchangeable Limited Partner’s (as defined in the Agreement of Limited Partnership of BGC Holdings, L.P.) acceleration of the vesting of exchangeability of 754,770 exchangeable founding partner units held by Mr. Lynn, which vesting would otherwise have occurred in one-third increments on April 1, 2014, 2015 and 2016, and authorized that all such units may be redeemed for cash at the ten-day average closing price for a share of Class A Common Stock less 2%.

With respect to Sean A. Windeatt, the Chief Operating Officer of the Company, the Compensation Committee approved a £625,000 award for 2010 under the Incentive Plan, payable £100,000 in cash ($158,580 on December 13, 2010) and £525,000 ($832,545 on December 13, 2010) in the form of 98,294 non-exchangeable PSUs, calculated by reference to the closing price of one share of the Company’s Class A Common Stock on December 13, 2010. The Compensation Committee further authorized that 50,000 non-exchangeable founding partner units held by Mr. Windeatt, which he had received in connection with the Company’s April 2008 merger, be redeemed for cash at the five-day average closing price for a share of Class A Common Stock less 2%. The Compensation Committee also approved an increase in Mr. Windeatt’s base salary for 2011 to £325,000 ($513,500 on December 13, 2010).

With respect to A. Graham Sadler, the Company’s Chief Financial Officer, the Compensation Committee approved a £325,000 award for 2010 under the Incentive Plan, payable £25,000 ($39,645 on December 13, 2010) in cash and £300,000 ($475,740 on December 13, 2010) in the form of 56,168 non-exchangeable PSUs, calculated by reference to the closing price of one share of the Company’s Class A Common Stock on December 13, 2010. The Compensation Committee authorized that 25,000 non-exchangeable PSUs, which had been granted to Mr. Sadler in March 2010, be redeemed for cash at the five-day average closing price for a share of Class A Common Stock less 2%.

With respect to Stephen M. Merkel, the Company’s Executive Vice President, General Counsel and Secretary, the Compensation Committee approved a $1,500,000 award for 2010 under the Incentive Plan, payable $500,000 in cash and $1,000,000 in the form of 118,064 non-exchangeable PSUs, calculated by reference to the closing price of one share of the Company’s Class A Common Stock on December 13, 2010. The Compensation Committee further approved the conversion by Mr. Merkel of all of his 150,137 non-exchangeable REUs, which had an aggregate post-termination payment amount of $1,000,000 and were granted to him in December 2008 and 2009, into 150,137 non-exchangeable PSUs and authorized that 90,000 of such non-exchangeable PSUs be redeemed for cash at the five-day average closing price for a share of Class A Common Stock less 2%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BGC Partners, Inc.

Date: December 17, 2010	By:	/S/ HOWARD W. LUTNICK
	Name:	Howard W. Lutnick
	Title:	Chairman and Chief Executive Officer